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                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY




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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG


                            LUCENT TECHNOLOGIES INC.,

                             NOAH ACQUISITION INC.,

                                       AND

                                  MOSAIX, INC.





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                            Dated as of April 2, 1999

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                          AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of April 2, 1999 by and among LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent"), NOAH ACQUISITION INC., a Washington corporation ("Acquisition"), and MOSAIX, INC., a Washington corporation (the "Company").

                                   BACKGROUND

        A. The Company is a Washington corporation with its registered office located at 6464 185th Avenue N.E., Redmond, WA 98052 and has authorized 25,000,000 shares of common stock, par value $.01 per share (the "Company Common Stock"), of which 10,516,369 shares of Company Common Stock are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"), of which no shares of Company Preferred Stock are issued and outstanding. The Company is engaged principally in the business of providing call management systems and customer relationship management applications.

        B. Lucent is a Delaware corporation with its registered office located at 1013 Centre Road, Wilmington, Delaware.

        C. Acquisition is a wholly-owned subsidiary of Lucent and was formed to merge with and into the Company so that, as a result of the merger, the Company will survive and become a wholly-owned subsidiary of Lucent. Acquisition is a Washington corporation and has authorized an aggregate of 1,000 shares of common stock, no par value per share (the "Acquisition Common Stock").

        D. The Board of Directors of each of Lucent, Acquisition and the Company has determined that this Agreement and the merger of Acquisition with and into the Company (the "Merger") in accordance with the provisions of the Washington Business Corporation Act (the "WBCL"), and, subject to the terms and conditions of this Agreement, is advisable and in the best interests of Lucent, Acquisition and the Company and their respective shareholders. The Board of Directors of each of Lucent, Acquisition and the Company have approved this Agreement and the Merger.

        E. The parties intend that, for United States federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Code and that this Agreement shall constitute a plan of reorganization.

        F. The parties intend that, for financial accounting purposes, the Merger shall be accounted for as a pooling of interest transaction.

        G. Immediately following the execution and delivery of this Agreement, Lucent and the Company will enter into a stock option agreement (the "Option Agreement"), pursuant to



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which the Company will grant to Lucent the option to purchase up to 2,092,757 shares of Company Common Stock, upon the terms and subject to the conditions set forth therein.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

        1.      The Merger.

                1.1. General. (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the WBCL, at the Effective Time, (i) Acquisition shall be merged with and into the Company, (ii) the separate corporate existence of Acquisition shall cease and (iii) the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Washington.

                (b) The Merger shall become effective at the time of filing of the articles of merger with the Secretary of State of the State of Washington substantially in the form of Exhibit A attached hereto (the "Articles of Merger") in accordance with the provisions of the WBCL or such later date as the parties may mutually agree (the "Effective Time"). Subject to the terms and conditions of this Agreement, the Company and Acquisition shall duly execute and file the Articles of Merger with the Secretary of State of the State of Washington at the time of the Closing. The closing of the Merger (the "Closing") shall take place at the offices of Sidley & Austin, 875 Third Avenue, New York, N.Y. at 10:00 A.M., three business days after the date on which the last of the conditions set forth in Article 6 shall have been satisfied or waived, or on such other date, time and place as the parties may mutually agree (the "Closing Date").

                (c) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the WBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                1.2. Articles of Incorporation. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as set forth in Exhibit B and, as so amended, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided therein and by law.



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                1.3. By-Laws. The By-laws of Acquisition, as in effect
immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided therein and by law.

                1.4. Directors and Officers. From and after the Effective Time,
(a) the directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and (b) the officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified.

                1.5. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Lucent, Acquisition, the Company or the holders of any of the following securities:

                (a) Each issued and outstanding share of common stock of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation;

                (b) Each share of Company Common Stock owned or held in treasury by the Company and each share of Company Common Stock owned by Acquisition or Lucent shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                (c) Subject to the provisions of Sections 1.6 and 1.8, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(b)) shall be converted into the right to receive 0.19273 (such number as adjusted in accordance with Section 1.6 (the "Exchange Ratio")) of a validly issued, fully paid and nonassessable shares of Lucent Common Stock, including the corresponding percentage right (the "Right") to purchase junior preferred stock, par value $1.00 per share, pursuant to the Rights Agreement dated as of April 4, 1996, between Lucent and First Chicago Trust Company of New York as Rights Agent. All references in this Agreement to Lucent Common Stock to be received in accordance with the Merger, from and after the Effective Time, shall be deemed to include the Right. As of the Effective Time, each share of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of record of a certificate representing any shares of Company Common Stock shall cease to have any rights with respect thereto other than (i) the right to receive shares of Lucent Common Stock to be issued in consideration therefor upon the surrender of such certificate and (ii) any cash, without interest, to be paid in lieu of any fractional share of Lucent Common Stock in accordance with Section 1.8.



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                1.6. Adjustment of the Exchange Ratio. In the event that, prior to the Effective Date, any stock split, combination, reclassification or stock dividend with respect to the Lucent Common Stock, any change or conversion of Lucent Common Stock into other securities or any other dividend or distribution with respect to the Lucent Common Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to the Exchange Ratio shall be deemed to be to the Exchange Ratio as so adjusted.

                1.7. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with the WBCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the consideration set forth in Section 1.5(c). Such shareholders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of the WBCL, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under the WBCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the shares of Lucent Common Stock specified in Section 1.5(c), without any interest thereon, upon surrender, in the manner provided in Section 1.9, of the certificate or certificates that formerly evidenced such Dissenting Shares. The Company hereby consents, to the fullest extent permitted by Section 23.B.13.020 of the WBCL, to the withdrawal of any demand for appraisal by any shareholder.

                (b) The Company shall give Lucent prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the WBCL and received by the Company and the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the WBCL. The Company shall not, except with the prior written consent of Lucent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                1.8. No Fractional Shares. No certificates or scrip representing fractional shares of Lucent Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a shareholder of Lucent. In lieu of receiving any such fractional share, the shareholder shall receive cash (without interest) in an amount rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. (the "NYSE") of Lucent Common Stock (as reported on the NYSE Composite Transactions Tape as such Tape is reported in the Wall Street Journal or another recognized business publication) on the date immediately preceding the date on which the Effective Time shall occur (or, if the



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Lucent Common Stock did not trade on the NYSE on such prior date, the last day of trading in Lucent Common Stock on the NYSE prior to the Effective Time) by
(ii) the fractional share to which such holder would otherwise be entitled. Lucent shall make available to the Exchange Agent the cash necessary for this purpose.

                1.9. Exchange Procedures; Distributions with Respect to Unexchanged Shares; Stock Transfer Books. (a) As of the Effective Time, Lucent shall deposit with the Exchange Agent for the benefit of the holders of shares of Company Common Stock, certificates representing shares of the Lucent Common Stock to be issued pursuant to Section 1.5(c) in exchange for the shares of Company Common Stock. Such shares of Lucent Common Stock, together with any dividends or distributions with respect thereto pursuant to Sections 1.8 and 1.9(c), are referred to herein as the "Exchange Fund".

                (b) As soon as practicable after the Effective Time, Lucent shall use its reasonable efforts to cause the Exchange Agent to send to each Person who was, at the Effective Time, a holder of record of certificates which represented outstanding Company Common Stock (the "Certificates") which shares were converted into the right to receive Lucent Common Stock pursuant to Section 1.5(c), a letter of transmittal which (i) shall specify that delivery shall be effected and risk of loss and title to such Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and (ii) shall contain instructions for use in effecting the surrender of the Certificates. Upon surrender to the Exchange Agent of Certificates for cancellation, together with such letter of transmittal duly executed and such other documents as the Exchange Agent may reasonably require, such holder shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of Lucent Common Stock into which the Company Common Stock represented by the surrendered Certificate shall have been converted at the Effective Time, (B) cash in lieu of any fractional share of Lucent Common Stock in accordance with
Section 1.8 and (C) certain dividends and distributions in accordance with
Section 1.9(c), and the Certificates so surrendered shall then be canceled. Subject to Section 1.8 and Section 1.9(c), until surrendered as contemplated by this Section 1.9(b), each Certificate, from and after the Effective Time shall be deemed to represent only the right to receive, upon such surrender, the number of shares of Lucent Common Stock into which such Company Common Stock shall have been converted.

                (c) No dividends or other distributions declared or made after the Effective Time with respect to the Lucent Common Stock with a record date after the Effective Time shall be paid to any holder entitled by reason of the Merger to receive certificates representing Lucent Common Stock and no cash payment in lieu of a fractional share of Lucent Common Stock shall be paid to any such holder pursuant to Section 1.8 until such holder shall have surrendered its Certificates pursuant to this Section 1.9. Subject to applicable law, following surrender of any such Certificate, such holder shall be paid, in each case, without interest, (i) the amount of any dividends or other distributions theretofore paid with respect to the shares of Lucent Common Stock represented by the certificate received by such holder and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment



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date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Lucent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or after such surrender.

                (d) If any certificate representing shares of Lucent Common Stock or any cash is to be issued or paid to any Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate shall be properly endorsed and otherwise in proper form for transfer and such Person either (i) shall pay to the Exchange Agent any transfer or other taxes required as a result of the issuance of such certificates of Lucent Common Stock and the distribution of such cash payment to such Person or (ii) shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Lucent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Lucent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Lucent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Lucent or the Exchange Agent. All amounts in respect of taxes received or withheld by Lucent shall be disposed of by Lucent in accordance with the Code or such state, local or foreign tax law, as applicable.

                (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Lucent Common Stock as determined under Section 1.5(c) and pay any cash, dividends or other distributions as determined in accordance with Sections 1.8 and 1.9(c) in respect of such Certificate; provided, that Lucent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against Lucent, the Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

                (f) At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.



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                1.10. No Further Ownership Rights in Company Common Stock. All
certificates representing shares of Lucent Common Stock delivered upon the surrender for exchange of the Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Common Stock previously represented by such Certificates.

                1.11. Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of Company Common Stock for six months after the Effective Time shall be delivered to Lucent, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Certificates in compliance herewith shall thereafter look only to Lucent for payment of their claim for shares of Lucent Common Stock, any cash in lieu of fractional shares of Lucent Common Stock and any dividends or distributions with respect to such shares of Lucent Common Stock. None of Lucent, Acquisition, the Exchange Agent or the Company shall be liable to any former holder of Company Common Stock for any such shares of Lucent Common Stock held in the Exchange Fund (and any cash, dividends and distributions payable in respect thereof) which are delivered to a public official pursuant to an official request under any applicable abandoned property, escheat or similar law.

                1.12. Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Acquisition or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquisition, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

        2. Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule delivered by the Company to Lucent prior to the execution of this Agreement (the "Company Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, the Company represents and warrants to Lucent and Acquisition as follows:

                2.1. Organization. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign



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corporation to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing, would not have a Material Adverse Effect. The Company has made available to Lucent prior to the execution of this Agreement complete and correct copies of its articles of incorporation and by-laws and the charter documents for each of its Subsidiaries in each case, as amended to the date hereof.

                2.2. Subsidiaries. Item 2.2 of the Company Disclosure Schedule contains (i) the name and jurisdiction of incorporation of each Subsidiary of the Company, (ii) the total number of shares of each class of capital stock of (or other equity interests in) each Subsidiary authorized, the number of shares (or other equity interests) outstanding and the number of shares (or other equity interests) owned by the Company or any other Subsidiary of the Company and (iii) a complete list of the directors and officers of the Company and each Subsidiary. All the issued and outstanding capital stock of (or other equity interests in) each Subsidiary have been duly and validly authorized and issued and are fully paid, nonassessable and free of pre-emptive rights. None of the outstanding capital stock of (or other equity interests in) any Subsidiary has been issued in violation of the preemptive rights of any equity holder of such Subsidiary. The capital stock of (or other equity interests in) each Subsidiary were issued in compliance in all material respects with all applicable federal and state securities laws and regulations, are owned free and clear of all Liens and are free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interest.

                2.3. Capital Structure. (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. At the close of business on March 31, 1999,
(i) 10,516,369 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Common Stock were held by the Company in its treasury;
(iii) no shares of Company Preferred Stock were issued and outstanding; and (iv) 2,965,388 shares of Company Common Stock were reserved for issuance pursuant to the 1987 Stock Option Plan, 1996 Stock Incentive Compensation Plan, 1992 Stock Option Plan for Non-Employee Directors, 1991 Employee Stock Purchase Plan (such plans, collectively, the "Company Stock Plans") (of which 2,169,982 shares are subject to outstanding Company Stock Options).

                (b) Except as set forth in paragraph (a), at the close of business on March 31, 1999, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights ("SARs") or rights (other than outstanding stock options or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans (collectively, "Company Stock Options")) to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise and no warrants to purchase shares of capital stock of the Company at any time or upon the occurrence of any stated event. The Company has delivered to



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Lucent a complete and correct list, as of March 3, 1999, of the number of shares of Company Common Stock subject to Company Stock Options and the exercise prices thereof.

                (c) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote are issued or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights and were issued in compliance in all material respects with all applicable federal and state securities laws.

                (d) Except as set forth in this Section 2.3 and Section 5.15(b) and except for changes since March 3, 1999 resulting from the issuance of shares of Company Common Stock pursuant to the Company Stock Options outstanding as of March 3, 1999, and pursuant to the Company Stock Options issued after the date hereof as expressly permitted by the terms of this Agreement, (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (ii) as of the close of business on March 3, 1999, there are not any outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities.

                (e) There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, (ii) warrants, calls, options or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any such Subsidiary or (iii) obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of such Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except for the Company's ownership of the Subsidiaries, the Company does not, directly or indirectly, have any ownership or other interest in, or control of, any Person, nor is the Company or any Subsidiary controlled by or under common control with any Person.



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                2.4. Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to Company Shareholder Approval, to consummate the transactions contemplated by this Agreement. The Company has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to Company Shareholder Approval. The Board of Directors of the Company has adopted for purposes of Chapters 23B.11.010 and 23B.11.030 of the WBCL the plan of merger contained in this Agreement. This Agreement and the Option Agreement have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                2.5. No Conflict. (a) The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) the articles of incorporation or by-laws of the Company or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in paragraph (b), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

                (b) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement or the Option Agreement, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any applicable filings and approvals under similar foreign antitrust laws and regulations; (ii) the filing with the Securities and Exchange Commission (the "SEC") of (A) a


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

proxy statement relating to the Company Shareholders Meeting for the approval by the shareholders of the Company of the Merger (such proxy statement, as amended or supplemented from time to time, the "Company Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") as may be required in connection with this Agreement, the Option Agreement and the transactions contemplated hereby and thereby; (iii) the filing of the Articles of Merger with the Secretary of State of the State of Washington and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business;
(iv) such filings with and approvals of The Nasdaq National Market ("Nasdaq") to permit the shares of Company Common Stock that are to be issued pursuant to the Option Agreement or the Offering to be listed on Nasdaq; (v) filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (vi) such consents, approvals, orders or authorizations which if not made or obtained, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

                2.6. SEC Documents; Undisclosed Liabilities. The Company has filed with the SEC since January 1, 1997 or, with respect to the Offering, will file with the SEC all required registration statements, reports, schedules, forms, statements, proxy or information statements and other documents (including exhibits and all other information incorporated therein) (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied or, with respect to those not yet filed, will comply in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and, in each case, the rules and regulations of the SEC promulgated thereunder and, except to the extent that information contained in any Company SEC Document has been revised and superseded by a later filed Company SEC Document, did not or, with respect to those not yet filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except for liabilities (i) reflected in such financial statements or in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent audited financial statements included in the Company Filed SEC Documents, (iii) incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby, or (iv) disclosed in Item 2.6 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

                2.7. Lucent Registration Statement; Company Proxy Statement. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Lucent in connection with the issuance of Lucent Common Stock in the Merger, together with all amendments thereto (the "Lucent Registration Statement"), will, at the time the Lucent Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Company Proxy Statement will, at the date it is first mailed to the Company's shareholders and the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Lucent specifically for inclusion or incorporation by reference in the Company Proxy Statement.

                2.8. Absence of Certain Changes. Except for liabilities incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby and except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Company Filed SEC Documents"), since December 31, 1998, the Company and its Subsidiaries have conducted their business only in the ordinary course, and there has not been:

                (a) any event or occurrence which could reasonably be expected to have a Material Adverse Effect on the Company;

                (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock;

                (c) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution, for shares of the Company's capital stock, except for issuances of Company Common Stock upon the exercise of Company Stock Options under the Company Stock Plans, in each case awarded prior to the date hereof in accordance with their present terms;

                (d) (i) any granting by the Company or any of its Subsidiaries to any current or former director, executive officer or other key employee of the Company or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Company Filed SEC Documents, (ii) any granting by the Company or any of its Subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, except in the ordinary course of business consistent with past practice, (iii) any entry by the Company or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, or
(iv) any amendment to, or modification of, any Company Stock Option;

                (e) except insofar as may have been required by a change in generally accepted accounting principles, any change in accounting methods, principles or practices by the Company;

                (f) any tax election that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability;

                (g) any impairment, damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking which could reasonably be expected to have a Material Adverse Effect on the company;

                (h) any issuance, delivery or agreement (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, or the incurrence of or agreement to incur any indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice or the entry into any lease the obligations of which, in accordance with GAAP, would be capitalized;

                (i) any material amendment or termination of any agreement to which the Company or any of its Subsidiaries is a party and is or should be set forth on Item 2.11 of the Company Disclosure Schedule;

                (j) any undertaking or commitment to undertake capital expenditures exceeding $100,000 for any single project or related series of projects;

                (k) any sale, lease (as lessor), transfer or other disposition of, mortgage, pledge, or imposition of any Lien on, any of the assets reflected on the Company's most recent audited financial statement included in the Company Filed SEC Documents or any assets acquired by the Company or any of its Subsidiaries after the date of such audited financial statement, except for inventory and personal property sold or otherwise disposed of for fair value in the ordinary course of its business consistent with past practice and except for Permitted Liens;

                (l) cancellation of any debts owed to or claims held by the Company or any of its Subsidiaries (including the settlement of any claims or litigation) other than in the ordinary course of its business consistent with past practice;

                (m) acceleration or delay in collection of accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of its business consistent with past practice;

                (n) acceleration or delay in payment of any account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of its business consistent with past practice; and

                (o) entry into or commitment to enter into any other material transaction except in the ordinary course of business.

                2.9. Properties. (a) Each of the Company and its Subsidiaries has good and valid title to or a valid leasehold interest in all its properties and assets reflected on the most recently audited balance sheet contained in the Company Filed SEC Documents or acquired after the date thereof except for (i) properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet and (ii) properties and assets the loss of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company.

                (b) Neither the Company nor any or its Subsidiaries owns any real property.

                2.10. Leases. Item 2.10 of the Company Disclosure Schedule lists all outstanding leases, both capital and operating, or licenses, pursuant to which the Company or any of its Subsidiaries has (i) obtained the right to use or occupy any real or personal property under arrangements where the remaining obligation is more than $50,000, inclusive of any renewal rights or (ii) granted to any other Person the right to use any material item of machinery, equipment, furniture, vehicle or other personal property of the Company or any of its Subsidiaries having an original cost of $50,000 or more.

                2.11. Contracts. Item 2.11 of the Company Disclosure Schedule lists any of the following not otherwise listed on any other item of the Company Disclosure Schedule:

                (a) each written contract or commitment which creates an obligation on the part of the Company or any of its Subsidiaries in excess of $100,000;

                (b) each written debt instrument, including, without limitation, any loan agreement, line of credit, promissory note, security agreement or other evidence of indebtedness, where the Company or any of its Subsidiaries is a lender, borrower or guarantor, in a principal amount in excess of $100,000;

                (c) each written contract or commitment restricting the Company or any of its Subsidiaries from engaging in any industry or in any line of business in any location;

                (d) each written contract or commitment in excess of $10,000 to which the Company or any of its Subsidiaries is a party for any charitable contribution;

                (e) each written joint venture or partnership agreement to which the Company or any of its Subsidiaries is a party;

                (f) each written agreement in excess of $25,000 to which the Company or any of its Subsidiaries is a party with respect to any assignment, discounting or reduction of any receivables of the Company or such Subsidiary;

                (g) each written distributorship, sales agency, sales representative, reseller or marketing agreement to which the Company or any of its Subsidiaries is a party;

                (h) each agreement, option or commitment or right with, or held by, any third party to acquire any assets or properties, or any interest therein, of the Company or any of its Subsidiaries, having a value in excess of $100,000, except for contracts for the sale of inventory, machinery or equipment in the ordinary course of business;

                (i) each written employment contract entered into by the Company or any of its Subsidiaries; and

                (j) each supply agreement to which the Company or any of its Subsidiaries is a party that the Company or such Subsidiary could not readily replace without a Material Adverse Effect on the Company.

                There are (i) no oral contracts or commitments of the types described in this Section 2.11 which create an obligation on the part of the Company or any of its Subsidiaries in excess of $25,000 and (ii) no contracts or commitments between the Company or any of its Subsidiaries and any Affiliate (other than a wholly-owned Subsidiary).

                2.12. Absence of Default. Each of the leases, contracts and other agreements listed or required to be listed in Items 2.10, 2.11 and 2.15 of the Company Disclosure Schedule that create obligations on any Person in excess of $100,000 constitutes a valid and binding obligation of the parties thereto and is in full force and effect and will continue in full force and effect after the Effective Time, in each case, without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other Person. Each of the Company and its Subsidiaries has fulfilled and performed in all material respects its obligations under each such lease, contract or other agreement to which it is a party to the extent such obligations are required by the terms thereof to have been fulfilled or performed through the date hereof (except for any such lease, contract or other agreement which, by its terms, will expire prior to the Effective Time) and neither the Company nor any such Subsidiary is, and, neither the Company nor any such Subsidiary is alleged in writing to be, in breach or default under, nor is there or is there alleged in writing to be any basis for termination of, any such lease, contract or other agreement. To the best knowledge of the Company, no other party to any such lease, contract or other agreement has breached or defaulted thereunder. No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the best knowledge of the Company, by any such other party. The Company is not currently renegotiating any such lease, contract or other agreement or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each such lease, contract or other agreement and any amendments thereto have heretofore been delivered to Lucent.

                2.13. Litigation. Item 2.13 of the Disclosure Schedule sets forth (i) any actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries; (ii) any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal as to which any of the assets, properties or business of the Company or any of its Subsidiaries is subject; and (iii) any actions, suits, arbitrations or proceedings as to which the Company or any such Subsidiary is the plaintiff or the Company or any such Subsidiary is contemplating commencing legal action against any other Person. None of the matters, if any, listed on Item 2.13 of the Disclosure Schedule could reasonably be expected to have a Material Adverse Effect on the Company.

                2.14. Compliance with Law.

                (a) Each of the Company and its Subsidiaries has complied in all material respects with, and is not in violation of, in any material respect, any law, ordinance or governmental rule or regulation (collectively, "Laws") to which it or its business is subject;

                (b) Each of the Company and its Subsidiaries has obtained all licenses, permits, certificates or other governmental authorizations (collectively "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and which the Company or such Subsidiary has no reason to believe would not be issued in due course and (ii) which, the failure of the Company or such Subsidiary to possess, would not subject the Company and its Subsidiaries to penalties other than fines not to exceed $50,000 in the aggregate ("Immaterial Authorizations"); and

                (c) Neither the Company nor any of its Subsidiaries has received notice of violation of, or knows of any violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business (other than Immaterial Authorizations).

                2.15. Intellectual Property; Year 2000. (a) The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights") which are material to the conduct of the business of the Company and its Subsidiaries.

                (b) To the Company's best knowledge, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other Person. Neither the Company nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other Person) which has not been settled or otherwise fully resolved. To the Company's best knowledge, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of the Company or any of its Subsidiaries.

                (c) Assuming that Lucent continues to operate the business of the Company and its Subsidiaries as presently conducted and proposed to be conducted, then, to the Company's best knowledge, Lucent's use of the Intellectual Property Rights or other proprietary information which is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the Intellectual Property Rights or other proprietary information of any other Person.

                (d) Each employee, agent, consultant or contractor who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company, any of its Subsidiaries or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which the Company or such Subsidiary is deemed to be the original owner/author of all property rights therein; or
(ii) has executed an assignment or an agreement to assign in favor of the Company, such Subsidiary or such predecessor in interest, as applicable all right, title and interest in such material.

                (e) The Company has taken all necessary steps directed at ensuring that its and its Subsidiaries' products (including prior and current products and technology and products and technology currently under development) will, when used in accordance with associated documentation on a specified platform or platforms, be capable upon installation of (i) operating in the same manner on dates in both the Twentieth and Twenty-First centuries and (ii) accurately processing, providing and receiving date data from, into and between the Twentieth and Twenty- First centuries, including the years 1999 and 2000, and making leap-year calculations, provided that all non-Company products (e.g., hardware, software and firmware) material to the conduct of the business of the Company and used in or in combination with the Company's products, exchange data with the Company's products in the same manner on dates in both the Twentieth and Twenty-First centuries. Further, the Company has taken all necessary steps to assure that the year 2000 date change will not adversely affect its operations or the systems and facilities that support the operations of the Company and its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company. The Company believes that it has sufficient resources to complete all necessary customer upgrades so that the Company's products used by such customers will be capable of (i) operating in the same manner on dates in both the Twentieth and Twenty-First centuries and
(ii) accurately processing, providing and receiving date data from, into and between the Twentieth and Twenty-First centuries, including the years 1999 and 2000, and making leap-year calculations.

                2.16. Taxes. (a) Each of the Company and its Subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries has paid (or the Company has paid on its behalf) all Taxes shown as due on such returns, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                (b) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. The federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

                (c) Neither the Company nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                (d) The Company Benefit Plans and other Company employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a material deduction under Section 162(m) of the Code for employee remuneration will not apply to any amounts paid or payable by the Company or any of its Subsidiaries under any such plan or arrangement and, to the best knowledge of the Company, no fact or circumstance exists that could reasonably be expected to cause such disallowance to apply to any such amounts.

                (e) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                (f) Neither the Company nor any of its Subsidiaries is a party (other than as an investor) to any industrial development bond.

                2.17. Benefit Plans. (a) Item 2.17 of the Company Disclosure Schedule contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to as "Welfare Plans") and all other Benefit Plans (together with the Pension Plans and Welfare Plans, the "Company Benefit Plans") maintained, or contributed to, by the Company, any of its Subsidiaries or any Person that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company, such Subsidiaries and each such other Person, a "Commonly Controlled Entity") for the benefit of any current or any former employees, officers or directors of the Company. The Company has made available to Lucent true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan (if any such report was required),
(iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan and (v) all correspondence with the IRS or the United States Department of Labor relating to any outstanding controversy or audit.

                (b) Since the date of the most recent audited financial statements included in the Company Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company, any of its Subsidiaries or any Commonly Controlled Entity of any Company Benefit Plans, or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plans of the Company, or any change in the manner in which contributions to any Pension Plans of the Company are made or the basis on which such contributions are determined.

                2.18. ERISA Compliance. (a) With respect to the Company Benefit Plans, no event has occurred and, to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any of its Subsidiaries could be subject to any liability that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect under ERISA, the Code or any other applicable law.

                (b) Each Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Benefit Plan that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. The Company, its Subsidiaries and all the Company Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Each Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the best knowledge of the Company, no fact or event has occurred since that date of any determination letter from the IRS which could reasonably be expected to affect adversely the qualified status of any such Benefit Plan or the exempt status of any such trust. There are no pending or, to the best knowledge of the Company, threatened lawsuits, claims, grievances, investigations or audits of any Benefit Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                (c) Neither the Company nor any of its Subsidiaries has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the best knowledge of the Company, there are no facts or circumstances that could reasonably be expected to materially change the funded status of any Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No Benefit Plan is a "multi employer plan" within the meaning of Section 3(37) of ERISA.

                (d) No employee of the Company will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreement. No amount payable, or economic benefit provided, by the Company or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code as a result of the transactions contemplated by this Agreement or the Option Agreement. No Person is entitled to receive any additional payment from the Company or its Subsidiaries or any other Person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999 of the Code is imposed on such Person. The Board of Directors of the Company or any of its Subsidiaries has not granted to any Person any right to receive any Parachute Gross-Up Payment.

                (e) Neither the Company nor any of its Subsidiaries has any liability or obligation under any "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) to provide life insurance or medical benefits after termination of employment to any employee or dependent other than as required by Part 6 of Title I of ERISA.

                2.19. Employment Matters. (a) Each of the Company and its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours, and neither the Company nor any of its Subsidiaries is liable for any arrears of wages or any taxes or penalties for failure to comply with any such laws, rules or regulations; (b) the Company believes that the Company's and its Subsidiaries' relations with their respective employees is satisfactory; (c) there are no controversies pending or, to the best knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees, which controversies have or could have a Material Adverse Effect on the Company; (d) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or any such Subsidiary, nor, to the best knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (e) there are no unfair labor practice complaints pending against the Company or any of its Subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of the Company or any of its Subsidiaries; (f) there is no strike, slowdown, work stoppage or lockout existing, or, to the best knowledge of the Company, threatened, by or with respect to any employees of the Company or any of its Subsidiaries; (g) no charges are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices with respect to the Company or any of its Subsidiaries; (h) there are no claims pending against the Company or any of its Subsidiaries before any workers' compensation board; and (i) neither the Company nor any of its Subsidiaries has received notice that any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation of or relating to the Company or any of its Subsidiaries and, to the best knowledge of the Company, no such investigation is in progress.

                2.20. Environmental Laws. The Company has not received any notice or claim (and is not aware of any facts that would form a reasonable basis for any claim), or entered into any negotiations or agreements with any other Person, and, to the best knowledge of the Company, neither the Company nor any of its Subsidiaries is the subject of any investigation by any governmental or regulatory authority, domestic or foreign, relating to any material or potentially material liability or remedial action under any Environmental Laws. There are no pending or, to the best knowledge of the Company, threatened, actions, suits or proceedings against the Company, any of its Subsidiaries or any of their respective properties, assets or operations asserting any such material liability or seeking any material remedial action in connection with any Environmental Laws.

                2.21. Voting Requirements. The affirmative vote of the holders of two-thirds of the voting power of all outstanding shares of Company Common Stock at the Company Shareholders Meeting to adopt this Agreement (the "Company Shareholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement, the Option Agreement and the transactions contemplated hereby and thereby. The Board of Directors of the Company (at a meeting duly called and held) has (i) unanimously approved this Agreement and the Option Agreement, (ii) determined that the Merger is fair to and in the best interests of the Company' shareholders, (iii) resolved (subject to Section 5.2) to recommend this Agreement and the Merger to such holders for approval and adoption and (iv) directed (subject to Section 5.2) that this Agreement be submitted to the Company's shareholders. The Company hereby agrees to the inclusion in the Lucent Registration Statement and the Company Proxy Statement of the recommendation of such Board of Directors.

                2.22. State Takeover Statutes. The Board of Directors of the Company (including the disinterested directors thereof) has unanimously approved the terms of this Agreement and the Option Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement and such approval is sufficient to render inapplicable to the Merger and any of such other transactions the provisions of Chapter 23B.19 of the WBCL. To the Company's knowledge, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby and by the Option Agreement or any of the transactions contemplated hereby or thereby and no provision of the articles of incorporation, by-laws or other governing instruments of the Company or any of its Subsidiaries would, directly or indirectly, restrict or impair the ability of Lucent to vote, or otherwise exercise the rights of a shareholder with respect to, shares of capital stock or other equity interest of the Company and its Subsidiaries that may be acquired or controlled by Lucent as contemplated by this Agreement or the Option Agreement.

                2.23. Accounting Matters. (a) Neither the Company nor any of its Affiliates has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

                (b) The number of shares of Company Common Stock to be included in the Offering will be 2,846,000 and such number of shares of Company Common Stock will be greater than or equal to the minimum number of shares of Company Common Stock that are required for the Merger to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations (assuming that no shares of Company Common Stock are repurchased as a result of fractional shares of Company Common Stock or dissenters' rights arising in connection with the transactions contemplated by this Agreement).

                2.24. Brokers. No broker, investment banker, financial advisor or other Person, other than BT Alex. Brown Incorporated, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Lucent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

                2.25. Opinion of Financial Advisor. The Company has received the opinion of BT Alex. Brown Incorporated, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to holders of shares of the Company Common Stock (other than Lucent and its affiliates), a signed copy of which opinion has been or will promptly be delivered to Lucent.

                2.26. Minute Books. The minute books of the Company made available to Lucent contain a complete and accurate summary of all meetings of directors and shareholders or actions by written resolutions since the time of incorporation of the Company through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material.

                2.27. Complete Copies of Materials. The Company has delivered or made available to Lucent true and complete copies of each material document in connection with their legal and accounting review of the Company.

                2.28. Disclosure. None of the representations or warranties of the Company contained herein, none of the information contained in the Company Disclosure Schedule, and none of the other information or documents furnished or to be furnished to Lucent or Acquisition by the Company or any of its Subsidiaries or pursuant to the terms of this Agreement, when taken as a whole, contains, or at the Effective Time will contain, any untrue statement of a material fact or omits, or at the Effective Time will omit, to state a material fact required to be stated herein or therein necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

        3. Representations and Warranties of Lucent and Acquisition. Except as set forth on the Disclosure Schedule delivered by Lucent to the Company prior to the execution of this Agreement (the "Lucent Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Lucent and Acquisition represent and warrant to the Company as follows:

                3.1. Organization, Standing and Corporate Power. Each of Lucent and Acquisition is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Lucent. Each of Lucent and Acquisition is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Lucent.

                3.2. Capital Structure. The authorized capital stock of Lucent consists of (i) 6,000,000,000 shares of common stock, par value $.01 per share (the "Lucent Common Stock") and (ii) 250,000,000 shares of preferred stock, par value $1.00 per share ("Lucent Authorized Preferred Stock"), of which 7,500,000 shares have been designated Series A Junior Participating Preferred Stock (the "Lucent Junior Preferred Stock"). As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Lucent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Lucent may vote are issued or outstanding. All outstanding shares of capital stock of Lucent are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                3.3. Authority. Each of Lucent and Acquisition has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Lucent has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by Lucent and Acquisition, and the execution and delivery of the Option Agreement by Lucent, and the consummation by Lucent and Acquisition of the transactions contemplated by this Agreement and the consummation by Lucent of the transactions contemplated by the Option Agreement have been duly authorized by all necessary corporate action on the part of Lucent and Acquisition, as applicable. This Agreement has been duly executed and delivered by Lucent and Acquisition and, constitutes the legal, valid and binding obligation of Lucent and Acquisition, enforceable against each of them in accordance with its terms. The Option Agreement has been duly executed and delivered by Lucent, and, constitutes a legal, valid and binding obligation of Lucent, enforceable against Lucent in accordance with its terms.

                3.4. No Conflict. (a) The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Lucent or Acquisition or any of Lucent's other Subsidiaries under, (i) the charter documents of Lucent or Acquisition, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Lucent or Acquisition or any of Lucent's other Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in Section 3.4(b), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Lucent or any of its Subsidiaries or their respective properties or assets, other than, in the case of paragraph (b), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Lucent.

                (b) No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Lucent or Acquisition in connection with the execution and delivery of this Agreement by Lucent and Acquisition or the execution and delivery of the Option Agreement by Lucent or the consummation by Lucent and Acquisition of the transactions contemplated by this Agreement or the consummation by Lucent of the transactions contemplated by the Option Agreement, except for (i) the filing of a premerger notification and report form by Lucent under the HSR Act and any applicable filings and approvals under similar foreign antitrust laws and regulations; (ii) the filing with the SEC of
(A) the Lucent Registration Statement and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement; (iii) the filing of the Articles of Merger with the Secretary of State of the State of Washington and appropriate documents with the relevant authorities of other states in which Lucent is qualified to do business; (iv) such filings with and approvals of the NYSE to permit the shares of Lucent Common Stock that are to be issued in the Merger to be listed on the NYSE; (v) filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws and (vi) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on Lucent.

                3.5. Litigation. Item 3.5 of the Lucent Disclosure Schedule sets forth (i) any actions, suits, arbitrations, legal or administrative proceedings or investigations pending or, to the best knowledge of Lucent, threatened against Lucent or any of its Subsidiaries; (ii) any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal as to which any of the assets, properties or business of Lucent or any of its Subsidiaries is subject; and (iii) any actions, suits, arbitrations or proceedings as to which Lucent or any such Subsidiary is the plaintiff or Lucent or any such Subsidiary is contemplating commencing legal action against any other Person. None of the matters, if any, listed on Item 3.5 of the Lucent Disclosure Schedule could reasonably be expected to have a Material Adverse Effect on Lucent.

                3.6. SEC Documents; Undisclosed Liabilities. Lucent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since October 1, 1997 (the "Lucent SEC Documents"). As of their respective dates, the Lucent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Lucent SEC Documents and, except to the extent that information contained in any Lucent SEC Document has been revised or superseded by a later filed Lucent SEC Document, none of the Lucent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Lucent included in the Lucent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Lucent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except for liabilities (i) reflected in such financial statements or in the notes thereto, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent audited financial statements included in the Lucent Filed SEC Documents, (iii) incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby, or (iv) disclosed in Item 3.6 of the Lucent Disclosure Schedule, neither Lucent nor any of its Subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Lucent.

                3.7. Information Supplied. None of the information supplied or to be supplied by Lucent specifically for inclusion or incorporation by reference in (i) the Lucent Registration Statement, at the time the Lucent Registration Statement becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Company Proxy Statement will, at the date it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Lucent Registration Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Lucent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Lucent Registration Statement.

                3.8. Absence of Certain Changes. Except for liabilities incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby and except as disclosed in the Lucent SEC Documents filed and publicly available prior to the date of this Agreement ("Lucent Filed SEC Documents"), since September 30, 1998, Lucent and its Subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any event or occurrence which could have a Material Adverse Effect on Lucent, (ii) except insofar as may have been or required by a change in GAAP, any change in accounting methods, principles or practices by Lucent materially affecting its assets, liabilities or business, (iii) any tax election that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on Lucent or any of its tax attributes or any settlement or compromise of any material income tax liability, or (iv) any split, combination or reclassification of any of Lucent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution, for shares of Lucent's capital stock, except for (A) the two-for-one stock split to be completed on April 1, 1999 and (B) issuances of Lucent Common Stock upon the exercise of outstanding stock options or other rights to purchase or receive Lucent Common Stock granted under the 1996 Long Term Incentive Program, the 1997 Long Term Incentive Plan, the Global Founders Grant, the 1998 Global Ownership Grant and various plans of companies acquired by Lucent, in each case awarded prior to the date hereof in accordance with their present terms.

                3.9. Accounting Matters. Neither Lucent nor any of its affiliates has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

                3.10. Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of Lucent.

                3.11. Interim Operations of Acquisition. Acquisition was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                3.12. Taxes. Neither Lucent nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        4.      Conduct Pending Closing.

                4.1. Conduct of Business Pending Closing. From the date hereof until the Closing, the Company shall (and shall cause each of its Subsidiaries to):

                (a) maintain its existence in good standing;

                (b) maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement;

                (c) maintain business and accounting records consistent with past practices; and

                (d) use its reasonable best efforts (i) to preserve its business intact, (ii) to keep available to the Company the services of its present officers and employees, and (iii) to preserve for the Company or such Subsidiary the goodwill of its suppliers, customers and others having business relations with the Company or such Subsidiary.

                4.2. Prohibited Actions Pending Closing. Unless otherwise provided for herein or approved by Lucent in writing, from the date hereof until the Closing, the Company shall not (and shall not permit any of its Subsidiaries to):

                (a) amend or otherwise change its Articles of Incorporation or By-laws;

                (b) issue or sell or authorize for issuance or sale (other than (i) any issuance of Company Common Stock upon the exercise of any outstanding option or warrant to purchase Company Common Stock which option or warrant was issued prior to the date hereof in accordance with the terms of the relevant stock option or warrant agreement, or (ii) the issuance of Company Common Stock pursuant to the Option Agreement or the Offering), or grant any options or make other agreements with respect to, any shares of its capital stock or any other of its securities, except for those provisions of the agreement with the Exchange Agent which provisions are in furtherance of this Agreement;

                (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

                (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except (i) short-term borrowings incurred in the ordinary course of business (or to refinance existing or maturing indebtedness) and (ii) intercompany indebtedness between the Company and any of its Subsidiaries or between Subsidiaries;

                (f) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (ii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iii) authorize any capital commitment which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $100,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in
Section 4.2(e) or this Section 4.2(f);

                (g) mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so except for Permitted Liens;

                (h) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than sales or licenses of finished goods in the ordinary course of business consistent with past practice;

                (i) assume, guarantee or otherwise become responsible for the obligations of any other Person or agree to so do;

                (j) enter into or agree to enter into any employment agreement;

                (k) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables);

                (l) make any Tax election or settle or compromise any material federal, state, local or foreign income Tax liability;

                (m) settle or compromise any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by this Agreement;

                (n) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the most recently audited balance sheet contained in the Company SEC Documents or subsequently incurred in the ordinary course of business and consistent with past practice;

                (o) except in connection with the sale of the Company's products in the ordinary course of business and consistent with past practice, sell, assign, transfer, license, sublicense, pledge or otherwise encumber any of the Intellectual Property Rights;

                (p) except as required by law or contemplated hereby and except for labor agreements negotiated in the ordinary course, enter into, adopt or amend in any material respect or terminate any Company Benefit Plan or any other agreement, plan or policy involving the Company or its Subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

                (q) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of the Company or its Subsidiaries, or as contemplated hereby or by the terms of any employment agreement in existence on the date hereof, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such Person; provided that nothing contained herein shall prohibit the Company from paying 1998 bonuses that have been earned under its incentive bonus plans in accordance with the terms of such plans as in effect on the date hereof consistent with past practice; or

                (r) announce an intention, commit or agree to do any of the foregoing.

        5.      Additional Agreements.

                5.1. Access; Documents; Supplemental Information. (a) From and after the date hereof until the Closing, the Company shall afford, shall cause its Subsidiaries to afford and, with respect to clause (ii) below, shall use its reasonable best efforts to cause the independent certified public accountants for the Company to afford, (i) to the officers, independent certified public accountants, counsel and other representatives of Acquisition and Lucent, upon reasonable notice, free and full access at all reasonable times to the properties, books and records including tax returns filed and those in the process of being prepared by the Company or any of its Subsidiaries and the right to consult with the officers, employees, accountants, counsel and other representatives of the Company or any of its Subsidiaries in order that Acquisition and Lucent may have full opportunity to make such investigations as they shall reasonably desire to make of the operations, properties, business, financial condition and prospects of the Company and its Subsidiaries, (ii) to the independent certified public accountants of Acquisition and Lucent, free and full access at all reasonable times to the work papers and other records of the accountants relating to the Company and its Subsidiaries, and (iii) to Acquisition and Lucent and their representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of the Company and its Subsidiaries as Acquisition and Lucent shall from time to time reasonably require.

                (b) From the date of this Agreement through and including the Closing, Acquisition, Lucent and the Company agree to furnish to each other copies of any notices, documents, requests, court papers, or other materials received from any governmental agency or any other third party with respect to the transactions contemplated by this Agreement, except where it is obvious from such notice, document, request, court paper or other material that the other party was already furnished with a copy thereof.

                (c) Except as required by law, the Company and Lucent shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement or the Option Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in
Article 6 not being satisfied.

                (d) The Company shall give prompt notice to Lucent, and Lucent shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (ii) any failure of the Company, Lucent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section 5.1(d) shall not limit or otherwise affect the remedies available to the party receiving such notice.

                (e) The Company shall deliver to Lucent, without charge, a copy of any filing made by the Company with the SEC under the Exchange Act, including, without limitation, any Form 10-Q, 8-K or 10-K, not later than five business days after the date of such filing with the SEC.

                (f) Lucent shall deliver to the Company, without charge, a copy of any filing made by Lucent with the SEC under the Exchange Act, including, without limitation, any Form 10-Q, 8-K or 10-K, not later than five business days after the date of such filing with the SEC.

                5.2. No Solicitation by the Company. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, that if, at any time prior to the date of the Company Shareholders Meeting (the "Applicable Period"), the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is legally advisable to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to a Superior Proposal (as defined below) which was not solicited by it or which did not otherwise result from a breach of this Section 5.2, and subject to providing prior written notice of its decision to take such action to Lucent (a "Section
5.2 Notice") and compliance with Section 5.2(c), (A) furnish information with respect to the Company and its Subsidiaries to any Person making a Superior Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) and (B) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, a "Takeover Proposal" means any inquiry, proposal or offer from any Person (i) relating to any direct or indirect acquisition or purchase of (A) a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, (B) 15% or more of any class of equity securities of the Company or (C) any material equity interest in any Subsidiary of the Company, (ii) relating to any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of equity securities of the Company or any material equity interest in any of its Subsidiaries, or (iii) relating to any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

                (b) Except as expressly permitted by this Section 5.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Lucent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal, other than any such agreement entered into concurrently with a termination pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, during the Applicable Period, in response to a Superior Proposal which was not solicited by the Company and which did not otherwise result from a breach of Section 5.2(a), the Board of Directors of the Company may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal), but only at a time that is during the Applicable Period and is after the third business day following Lucent's receipt of written notice advising Lucent that the Board of Directors of the Company is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

                (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.2, the Company shall promptly advise Lucent orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the Person making such request or Takeover Proposal. The Company will keep Lucent informed of the status and material terms and conditions (including amendments or proposed amendments) of any such request or Takeover Proposal.

                (d) Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, that, except as expressly permitted by this Section 5.2, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

                5.3. Preparation of the Lucent Registration Statement and Company Proxy Statement; Company Shareholders Meeting. (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Company Proxy Statement and Lucent shall prepare and file with the SEC the Lucent Registration Statement, in which the Company Proxy Statement will be included as a prospectus. Each of the Company and Lucent shall use its reasonable best efforts to have the Lucent Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Company Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Lucent Registration Statement is declared effective under the Securities Act. Lucent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Lucent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Lucent Registration Statement will be made by Lucent, or the Company Proxy Statement will be made by the Company, without providing the other party the opportunity to review and comment thereon. Lucent will advise the Company, promptly after it receives notice thereof, of the time when the Lucent Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Lucent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Lucent Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company will inform Lucent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Lucent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Lucent which should be set forth in an amendment or supplement to any of the Lucent Registration Statement or the Company Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the shareholders of the Company.

                (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") for the purpose of obtaining the Company Shareholder Approval and shall, through its Board of Directors, recommend to its shareholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 5.2(b), the Company agrees that its obligations pursuant to the first sentence of this Section 5.3(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

                5.4. Letter of the Company's Accountants; Letter of Lucent's Accountants. (a) The Company shall use its reasonable best efforts to cause its independent public accountants to deliver to Lucent two letters from the Company's independent public accountants, one dated a date within two business days before the date on which the Lucent Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to Lucent, in form and substance reasonably satisfactory to Lucent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Lucent Registration Statement. The Company shall also provide reasonable cooperation to each of Lucent's independent public accountants and the Company's independent public accountants to enable them to issue the letters referred to in Section 6.1(h) and shall use its reasonable best efforts to cause them to do so.

                (b) Lucent shall use its reasonable best efforts to cause its independent public accountants to deliver to the Company two letters from Lucent's independent public accountants, one dated a date within two business days before the date on which the Lucent Registration Statement shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Lucent Registration Statement. Lucent shall provide reasonable cooperation to each of Lucent's independent public accountants and the Company's independent public accountants to enable them to issue the letters referred to in Section 6.1(h) and shall use its reasonable best efforts to cause them to do so.

                5.5. Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, including
(i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreement or the consummation of the transactions contemplated by this Agreement or the Option Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreement.

                (b) In connection with and without limiting the foregoing, the Company and Lucent shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Option Agreement or any of the other transactions contemplated by this Agreement or the Option Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, the Option Agreement or any other transaction contemplated by this Agreement or the Option Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Option Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Option Agreement.

                5.6. Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

                (i) adjust the terms of all outstanding Company Stock Options granted under the Company Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option the number of shares of Lucent Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, at an exercise price per share of Lucent Common Stock (rounded up to the nearest whole cent) equal to (x) the exercise price per share of such Company Common Stock immediately prior to the Effective Time divided by (y) the Exchange Ratio (each, as so adjusted, an "Adjusted Option"); and

                (ii) make such other changes to the Company Stock Plans as the Company and Lucent may agree are appropriate to give effect to the Merger, including as provided in Section 5.7.

                (b) As soon as practicable after the Effective Time, Lucent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall be assumed by Lucent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.6 after giving effect to the Merger).

                (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Lucent, together with the consideration therefor and the federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

                (d) Except as otherwise contemplated by this Section 5.6 and except to the extent required under the respective terms of the Company Stock Options all restrictions or limitations on transfer and vesting with respect to Company Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Lucent as set forth above.

                (e) Effective as of April 2, 1999, the Company shall amend the 1991 Employee Stock Purchase Plan to terminate all current and future offering periods.

                5.7. Company Stock Plans. At the Effective Time, by virtue of the Merger, the Company Stock Plans and the Company Stock Option granted thereunder shall be assumed by Lucent, with the result that all obligations of the Company under the Company Stock Plans, including with respect to awards outstanding at the Effective Time under each Company Stock Plan, shall be obligations of Lucent following the Effective Time; provided, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 or Section 423 of the Code, the option price, number of shares purchasable pursuant to such Company Stock Option and the terms and conditions of exercise of such Company Stock Option shall be determined in order to comply with Section 424 of the Code. Prior to the Effective Time, Lucent shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of the NYSE, obtaining the approval of its shareholders at the next regularly scheduled annual meeting of Lucent following the Effective
Time) for the assumption of the Company Stock Plans, including the reservation, issuance and listing of Lucent Common Stock in a number at least equal to the number of shares of Lucent Common Stock that will be subject to the Adjusted Options. As soon as practicable following the Effective Time, Lucent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Lucent Common Stock determined in accordance with the preceding sentence. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as the Adjusted Options or any unsettled awards granted under the Company Stock Plans after the Effective Time remain outstanding.

                5.8. Employee Benefit Plans; Existing Agreement. (a) As soon as practicable after the Effective Time (the "Benefits Date"), Lucent shall provide, or cause to be provided, employee benefit plans, programs and arrangements to employees of the Company that are the same as those made generally available to non-represented employees of Lucent who are hired by Lucent after December 31, 1998. From the Effective Time to the Benefits Date (which the parties acknowledge may occur on different dates with respect to different plans, programs or arrangements of the Company) (the "Continuation Period"), Lucent shall provide, or cause to be provided, the employee benefit plans, programs and arrangements of the Company provided to employees of the Company as of the date hereof.

                (b) With respect to each benefit plan, program practice, policy or arrangement maintained by Lucent (the "Lucent Plans") in which employees of the Company subsequently participate, for purposes of determining vesting and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits), service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Lucent; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. Each Lucent Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Company Benefit Plan. Company Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out- of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Lucent Plan.

                5.9. Indemnification. (a) From and after the Effective Time, Lucent shall, or shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company to indemnify each Person who is or was a director or officer (an "Indemnified Party") of the Company or any of its Subsidiaries pursuant to any indemnifications provision of the Company's Articles of Incorporation or By-laws as each is in effect on the date hereof.

                (b) For a period of six years after the Effective Time, Lucent shall cause to be maintained in effect the current officers' and directors' liability insurance maintained by the Company with respect to the Indemnified Parties (provided that Lucent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the Indemnified Parties than such existing insurance) covering acts or omissions occurring prior to the Effective Time; provided, that Lucent shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of 200% of the current annual premium paid by the Company for its existing coverage (the "Cap"); and provided, further, that if existing coverage cannot be maintained or equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Lucent shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap. The current annual premium paid by the Company for its existing coverage is set forth in Item 5.9(b) of the Company Disclosure Schedule.

                (c) This Section 5.9 shall survive the closing of all the transactions contemplated hereby, is intended to benefit the Indemnified Parties and their respective heirs and personal representative (each of which shall be entitled to enforce this Section 5.9 against Lucent and the Surviving Corporation, as the case may be, as a third-party beneficiary of this Agreement).

                5.10. Fees and Expenses. (a) Except as provided in this Section 5.10, all fees and expenses incurred in connection with the Merger, this Agreement, the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Lucent and the Company shall bear and pay one- half of (i) the costs and expenses incurred in connection with the filing, printing and mailing of the Lucent Registration Statement, the Company Proxy Statement (including SEC filing fees) and (ii) the filing fees for the pre- merger notification and report forms under the HSR Act.

                (b) In the event that (i) a bona fide Takeover Proposal shall have been made directly to the shareholders of the Company generally or shall have otherwise become publicly known or any Person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated by either Lucent or the Company pursuant to Section 10(b)(i), or (ii) this Agreement is terminated (A) by Lucent, Acquisition or the Company pursuant to Section 10(c), (B) by the Company pursuant to Section 10(e) or (C) by Lucent pursuant to Section 10(d), then the Company shall promptly, but in no event later than the date of such termination, pay Lucent a fee equal to $2,815,000 (the "Termination Fee"), payable by wire transfer of same day funds; provided, that no Termination Fee shall be payable to Lucent pursuant to clause (i) of this Section 5.10(b) unless within nine (9) months of such termination the Company or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Takeover Proposal. The Company acknowledges that the agreements contained in this Section 5.10(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Lucent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.10(b), and, in order to obtain such payment, Lucent commences a suit which results in a judgment against the Company for the fee set forth in this Section 5.10(b), the Company shall pay to Lucent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                5.11. Public Announcements. Lucent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Option Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Option Agreement shall be in the form heretofore agreed to by the parties.

                5.12. Affiliates. As soon as practicable after the date hereof, the Company shall deliver to Lucent a letter identifying all Persons who are, at the time this Agreement is submitted for adoption by the shareholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Company shall use its reasonable best efforts to cause each such Person to deliver to Lucent as of the Closing Date, a written agreement substantially in the form attached as Exhibit C hereto. Lucent shall use its reasonable best efforts to cause all Persons who are "affiliates" of Lucent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit D hereto.

                5.13. NYSE Listing. Lucent shall use its reasonable best efforts to cause the Lucent Common Stock issuable in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date. The Company shall use its reasonable best efforts to cause the shares of Company Common Stock to be issued pursuant to the Option Agreement to be approved for listing on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

                5.14. Shareholder Litigation. The Company shall give Lucent the opportunity to participate in the defense of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and the Option Agreement.

                5.15. Pooling of Interests. (a) Each of the Company and Lucent shall use its reasonable best efforts to cause the transactions contemplated by this Agreement, including the Merger and the Option Agreement to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and Lucent's and the Company's managements' conclusion that such accounting treatment is appropriate for the Merger to be concurred with by each of the Company's and Lucent's auditors and by the SEC, respectively, and each of the Company and Lucent agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.

                (b) Prior to the Effective Time, the Company shall issue and sell in a public offering or private placement as designated by Lucent and reasonably acceptable to the Company (the "Offering") such number of shares of Company Common Stock as may be necessary so that the Merger would be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Offering shall be on terms and conditions and at a price per share determined by the Company and reasonably acceptable to Lucent, and shall be co-managed or co-offered, as the case may be, by underwriters or agents selected by the Company and Lucent.

                5.16. Reorganization. Each of Lucent and the Company shall use its reasonable best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368(a) of the Code.

        6.      Conditions Precedent.

                6.1. Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date of the following conditions:

                (a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

                (b) HSR Act; Other Approvals. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. All other authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental or regulatory authority, domestic or foreign, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Lucent or the Company (as Surviving Corporation), assuming the Merger had taken place, shall have been obtained, made or occurred.

                (c) Representation Letters. Each of the Company and Lucent shall have executed and delivered a letter of representation relating to certain tax matters substantially in the form of Exhibits E-1 and E-2.

                (d) No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or (ii) which otherwise is reasonably likely to have a Material Adverse Effect on the Company or Lucent, as applicable; provided, that each of the parties shall have used its reasonable best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                (e) Lucent Registration Statement. The Lucent Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Lucent Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Lucent or the Company, threatened by the SEC.

                (f) Stock Exchange Listing. The shares of Lucent Common Stock issuable in accordance with the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                (g) Completion of Offering. The Offering shall have been completed and the shares of Company Common Stock offered in connection therewith shall have been disposed of as contemplated by Section 5.15(b).

                (h) Pooling Letters. Each of Lucent and the Company shall have received letters, dated as of the Closing Date, in each case addressed to Lucent and the Company, from KPMG Peat Marwick LLP and Pricewaterhouse Coopers LLP stating in substance that pooling of interests accounting is appropriate for the Merger under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                (i) Company's Restated 1987 Stock Option Plan. The Board of Directors of the Company shall have taken all necessary or appropriate action to ensure that the cash-out provisions set forth in Section 7.1.3 of the Company's Restated 1987 Stock Option Plan, as amended (the "1987 Stock Option Plan"), do not apply upon the occurrence of a "Change in Control" (as defined in the 1987 Stock Option Plan).

                6.2. Conditions Precedent to Obligations of Acquisition and Lucent. All obligations of Acquisition and Lucent under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

                (a) Performance of Obligations; Representations and Warranties. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing. Each of the Company's representations and warranties contained in Section 2 of this Agreement to the extent it is qualified by Material Adverse Effect shall be true and correct and each of the Company's representations and warranties to the extent it is not so qualified by Material Adverse Effect, shall be true and correct in all material respects, in each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes permitted by this Agreement and except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date. Lucent and Acquisition shall have received a certificate dated the Closing Date and signed by the Chairman, President or a Vice-President of the Company, certifying that, the conditions specified in this Section 6.2(a) have been satisfied.

                (b) No Material Adverse Change. No event or events shall have occurred that could reasonably be expected to have a Material Adverse Effect on the Company, and Lucent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

                (c) Consents. The Company shall have received all necessary consents or waivers, in form and substance satisfactory to Lucent and Acquisition, from the other parties to each contract, lease or agreement to which the Company is a party, except where the failure to receive such consent would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

                (d) Non-Disclosure and Non-Competition Agreements. Each of the individuals listed on Item 6.2(d) of the Company Disclosure Schedule shall have entered into the Non-Disclosure and Non-Competition Agreements with the Surviving Corporation and Lucent, each substantially in the form of Exhibit F hereto, and such agreements shall be in full force and effect.

                (e) Affiliates. Lucent shall have received from each Person named in the letter referred to in Section 5.12, an executed copy of an agreement substantially in the form of Exhibit C.

                6.3. Conditions Precedent to the Company's Obligations. All obligations of the Company under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

                (a) Performance of Obligations; Representations and Warranties. Acquisition and Lucent shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing. Each of the representations and warranties of Acquisition and Lucent contained in Section 3 of this Agreement to the extent it is qualified by Material Adverse Effect shall be true and correct and each of the representations and warranties of Acquisition and Lucent to the extent it is not so qualified by Material Adverse Effect shall be true and correct in all material respects, in each case, on and as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing except for changes permitted by this Agreement and except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be as of such earlier date. The Company shall have received certificates dated the Closing Date and signed by the President or a Vice-President of Acquisition and an authorized signatory of Lucent, certifying that the conditions specified in this Section 6.3(a) have been satisfied.

                (b) Tax Opinion. The Company shall have received from Perkins Coie LLP, on the date on which the Lucent Registration Statement is declared effective by the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and stating that the Merger will qualify for U.S. federal income tax purposes as reorganization within the meaning of Section 368(a) of the Code.

                (c) No Material Adverse Change. No event or events shall have occurred that could reasonably be expected to have a Material Adverse Effect on Lucent, and the Company shall have received a certificate signed on behalf of Lucent by an authorized signatory thereof.

                (d) Affiliates. The Company shall have received from each Person named in the letter referred to in Section 5.12, an executed copy of an agreement substantially in the form of Exhibit D.

        7.      Non-Survival of Representation and Warranties.

                7.1. Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section shall not limit any covenant or agreement by the parties which contemplates performance after the Effective Time.

        8. Contents of Agreement; Parties in Interest; etc. This Agreement and the agreements referred to or contemplated herein and the letter agreement dated September 25, 1998, as amended by letter agreement dated November 1, 1998, concerning confidentiality (the "Confidentiality Agreement") set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the Exhibits hereto and the Confidentiality Agreement, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

        9. Assignment and Binding Effect. This Agreement may not be assigned by either party hereto without the prior written consent of the other party; provided, that Acquisition may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Lucent, upon written notice to the Company if the assignee shall assume the obligations of Acquisition hereunder and Lucent shall remain liable for its obligations hereunder. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

        10. Termination. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time whether before or after the approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of the Company or the shareholders of Acquisition:

                (a) by the agreement of each of the Board of Directors of Lucent, Acquisition and the Company;

                (b) by Lucent, Acquisition or the Company if (i) the Effective Time shall not have occurred by September 30, 1999; provided that the right to terminate this Agreement under this Section 10(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                (c) by Lucent, Acquisition or the Company, if the Company Shareholder Approval shall not have been obtained at a Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

                (d) by Lucent, if the Company or any of its directors or officers shall participate in discussions or negotiations in breach (other than an immaterial breach) of Section 5.2;

                (e) by the Company in accordance with Section 5.2(b); provided that, in order for the termination of this Agreement pursuant to this paragraph
(e) to be deemed effective, the Company shall have complied with all provisions of Section 5.2, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee;

                (f) by the Company, in the event Lucent or Acquisition materially breaches its obligations under this Agreement, unless such breach is cured within 15 days after notice to Lucent by the Company; or

                (g) by Lucent or Acquisition, in the event the Company materially breaches its obligations under this Agreement unless such breach is cured within 15 days after notice by Lucent or Acquisition.

        11. Definitions. As used in this Agreement the terms set forth below shall have the following meanings:

                (a) "Affiliate" of a Person means any other Person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person. As used in this definition, "control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

                (b) "Benefit Plan" shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding (whether or not legally binding) providing material benefits to any current or former employee, officer or director of the Company.

                (c) "best knowledge" of any Person which is not an individual means, with respect to any specific matter, the knowledge, after due inquiry, of such Person's executive officers and any other officer or persons having primary responsibility for such matter.

                (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                (e) "Environmental Laws" shall mean all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of Hazardous Substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

                (f) "Exchange Agent" shall mean The Bank of New York or another bank or trust company designated as the exchange agent by Lucent (which designation shall be reasonably acceptable to the Company).

                (g) "GAAP" shall mean generally accepted accounting principles.

                (h) "Hazardous Substances" shall mean any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Laws.

                (i) "Liens" shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

                (j) "Material Adverse Effect" on a Person shall mean (unless otherwise specified) any condition or event that: (i) has a material adverse effect on the assets, business, financial condition, operations or prospects of such Person and its Subsidiaries, taken as a whole, other than any condition or event (A) relating to the economy in general, (B) relating to the industries in which such party operates in general, (C) arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby (including loss of Personnel, customers or suppliers or the delay or cancellation of orders for products) or (D) in the case of the Company, litigation brought or threatened against the Company or any member of its Board of Directors in respect of this Agreement; (ii) materially impairs the ability of such Person to perform its obligations under this Agreement or the Option Agreement; or (iii) prevents or materially delays the consummation of transactions contemplated under this Agreement.

                (k) "Permitted Liens" shall mean (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (ii) pledges or deposits made in the ordinary course of business; (iii) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; and (iv) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

                (l) "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

                (m) "reasonable best efforts" shall mean prompt, substantial and persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided that the Company, Lucent or Acquisition, as applicable, shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

                (n) "Subsidiary" of a Person shall mean any corporation, partnership, joint venture or other entity in which such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (ii) is a general partner.

                (o) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall include all (i) federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority, (ii) liability for the payment of any amounts described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group and (iii) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i) or (ii).

                (p) "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

        12. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 12) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

               If to Acquisition or Lucent:

               Lucent Technologies Inc.
               211 Mount Airy Road
               3C150
               Basking Ridge, NJ 07920
               Att:   President, BCS
               Telephone No: separately supplied
               Facsimile No: separately supplied

               with copies to:

               Lucent Technologies Inc.
               600 Mountain Avenue
               Room 6A 311
               Murray Hill, NJ  07974
               Att:   Pamela F. Craven
                      Vice President-Law
               Telephone No: separately supplied
               Facsimile No: separately supplied

               If to the Company:

               Mosaix, Inc.
               6464 185th Avenue N.E.
               Redmond, WA 98052
               Att: W. Bradford Weller
               Telephone No: separately supplied
               Facsimile No: separately supplied

               with a copy to:

               Perkins Coie LLP
               1201 Third Avenue
               40th Floor
               Seattle, WA  98101-3099
               Att: Michael Stansbury, Esq.
               Telephone No:  (206) 583-8771
               Facsimile No:  (206) 287-3292


or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

        13. Amendment. This Agreement may be amended, modified or supplemented at any time before or after the Company Shareholder Approval, provided that after any such approval there shall not be made any amendment that by Law requires further approval by the shareholders of the Company or the approval of the shareholders of Lucent without the further approval of such shareholders. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only by a written instrument executed by each of the parties hereto.

        14. Extensions; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 13, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute shall not constitute a waiver of such rights.

        15. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state, except insofar as the WBCL shall be mandatorily applicable to the Merger and the rights of shareholders in connection therewith.

        16. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

        17. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

        18. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

        19. Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

        20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Company, Acquisition and Lucent may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.


                                        LUCENT TECHNOLOGIES INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        NOAH ACQUISITION INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:




                                        MOSAIX, INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                            GLOSSARY OF DEFINED TERMS

Defined Term                                                  Location of Definition
------------                                                  ----------------------
Acquisition.........................................................Preamble
Acquisition Agreement...............................................Section 5.2(b)
Acquisition Common Stock ...........................................Recitals
Affiliate...........................................................Section 11(a)
Agreement...........................................................Preamble
Applicable Period...................................................Section 5.2(a)
Articles of Merger..................................................Section 1.1(b)
Authorizations......................................................Section 2.14(b)
Benefit Plan........................................................Section 11(b)
Benefits Date ......................................................Section 5.8
best knowledge......................................................Section 11(c)
Cap.................................................................Section 5.9(b)
Certificate of Merger...............................................Section 1.1(b)
Certificates........................................................Section 1.9(b)
Closing.............................................................Section 1.1(b)
Closing Date........................................................Section 1.1(b)
Code................................................................Section 11(d)
Commonly Controlled Entity..........................................Section 2.17(a)
Company.............................................................Preamble
Company Benefit Plans...............................................Section 2.17(a)
Company Common Stock................................................Recitals
Company Disclosure Schedule.........................................Section 2
Company Filed SEC Document..........................................Section 2.8
Company Preferred Stock.............................................Recitals
Company Proxy Statement.............................................Section 2.5(b)
Company SEC Documents...............................................Section 2.6
Company Shareholder Approval........................................Section 2.21
Company Shareholders Meeting........................................Section 5.3(b)
Company Stock Options...............................................Section 2.3(b)
Company Stock Plans.................................................Section 2.3(a)
Confidentiality Agreement...........................................Section 8
Continuation Period.................................................Section 5.8
Dissenting Shares...................................................Section 1.7(a)
Effective Time......................................................Section 1.1(b)
Environmental Laws..................................................Section 11(e)
ERISA...............................................................Section 2.17(a)
Exchange Act........................................................Section 2.5(b)
Exchange Agent......................................................Section 11(f)
Exchange Fund.......................................................Section 1.9(a)

Defined Term                                                  Location of Definition
------------                                                  ----------------------
Exchange Ratio......................................................Section 1.5(c)
GAAP................................................................Section 11(g)
Governmental Entity.................................................Section 2.5(b)
Hazardous Substances................................................Section 11(h)
HSR Act.............................................................Section 2.5(b)
Immaterial Authorizations...........................................Section 2.14(b)
Indemnified Party...................................................Section 5.9(a)
Intellectual Property Rights........................................Section 2.15(a)
IRS.................................................................Section 2.17(a)
Laws................................................................Section 2.14(a)
Liens...............................................................Section 11(i)
Lucent..............................................................Preamble
Lucent Authorized Preferred Stock...................................Section 3.2
Lucent Common Stock.................................................Section 3.2
Lucent Disclosure Schedule..........................................Section 3
Lucent Filed SEC Documents..........................................Section 3.8
Lucent Junior Preferred Stock.......................................Section 3.2
Lucent Plans........................................................Section 5.8(b)
Lucent Registration Statement.......................................Section 2.7
Lucent SEC Documents................................................Section 3.6
Material Adverse Effect.............................................Section 11(j)
Merger..............................................................Recitals
Nasdaq..............................................................Section 2.5(b)
NYSE................................................................Section 1.8
Offering............................................................Section 5.15(b)
Option Agreement....................................................Recitals
Parachute Gross-Up Payment..........................................Section 2.18(d)
Pension Plans.......................................................Section 2.17(a)
Permitted Liens.....................................................Section 11(k)
Person..............................................................Section 11(l)
reasonable best efforts.............................................Section 11(m)
Restraints..........................................................Section 6.1(d)
Right...............................................................Section 1.5(c)
SARs................................................................Section 2.3(b)
SEC.................................................................Section 2.5(b)
Section 5.2 Notice..................................................Section 5.2
Securities Act......................................................Section 2.6
Subsidiary..........................................................Section 11(n)
Superior Proposal...................................................Section 5.2(b)
Surviving Corporation...............................................Section 1.1(a)
Takeover Proposal...................................................Section 5.2(a)
Tax.................................................................Section 11(o)
Tax Return..........................................................Section 11(p)

Defined Term                                                  Location of Definition
------------                                                  ----------------------
Termination Fee.....................................................Section 5.10(b)
WBCL................................................................Recitals
Welfare Plans.......................................................Section 2.17(a)

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
1.      The Merger...........................................................................2
        1.1.   General.......................................................................2
        1.2.   Articles of Incorporation.....................................................2
        1.3.   By-Laws.......................................................................3
        1.4.   Directors and Officers........................................................3
        1.5.   Conversion of Securities......................................................3
        1.6.   Adjustment of the Exchange Ratio..............................................4
        1.7.   Dissenting Shares.............................................................4
        1.8.   No Fractional Shares..........................................................4
        1.9.   Exchange Procedures; Distributions with Respect
                 to Unexchanged Shares; Stock Transfer Books.................................5
        1.10.  No Further Ownership Rights in Company Common Stock...........................7
        1.11.  Return of Exchange Fund.......................................................7
        1.12.  Further Assurances............................................................7

2.      Representations and Warranties of the Company........................................7
        2.1.   Organization..................................................................7
        2.2.   Subsidiaries..................................................................8
        2.3.   Capital Structure.............................................................8
        2.4.   Authority....................................................................10
        2.5.   No Conflict..................................................................10
        2.6.   SEC Documents; Undisclosed Liabilities.......................................11
        2.7.   Lucent Registration Statement; Company Proxy Statement.......................12
        2.8.   Absence of Certain Changes...................................................12
        2.9.   Properties...................................................................14
        2.10.  Leases.......................................................................14
        2.11.  Contracts....................................................................14
        2.12.  Absence of Default...........................................................15
        2.13.  Litigation...................................................................16
        2.14.  Compliance with Law..........................................................16
        2.15.  Intellectual Property; Year 2000.............................................17
        2.16.  Taxes........................................................................18
        2.17.  Benefit Plans................................................................19
        2.18.  ERISA Compliance.............................................................19
        2.19.  Employment Matters...........................................................21
        2.20.  Environmental Laws...........................................................21
        2.21.  Voting Requirements..........................................................22

                                                                                          Page
                                                                                          ----
        2.22.  State Takeover Statutes......................................................22
        2.23.  Accounting Matters...........................................................22
        2.24.  Brokers......................................................................23
        2.25.  Opinion of Financial Advisor.................................................23
        2.26.  Minute Books.................................................................23
        2.27.  Complete Copies of Materials.................................................23
        2.28.  Disclosure...................................................................23

3.      Representations and Warranties of Lucent and Acquisition............................23
        3.1.   Organization, Standing and Corporate Power...................................24
        3.2.   Capital Structure............................................................24
        3.3.   Authority....................................................................24
        3.4.   No Conflict..................................................................25
        3.5.   Litigation...................................................................25
        3.6.   SEC Documents; Undisclosed Liabilities.......................................26
        3.7.   Information Supplied.........................................................26
        3.8.   Absence of Certain Changes...................................................27
        3.9.   Accounting Matters...........................................................27
        3.10.  Brokers......................................................................27
        3.11.  Interim Operations of Acquisition............................................27
        3.12.  Taxes........................................................................27

4.      Conduct Pending Closing.............................................................28
        4.1.   Conduct of Business Pending Closing..........................................28
        4.2.   Prohibited Actions Pending Closing...........................................28

5.      Additional Agreements...............................................................30
        5.1.   Access; Documents; Supplemental Information..................................30
        5.2.   No Solicitation by the Company...............................................31
        5.3.   Preparation of the Lucent Registration Statement
                 and Company Proxy Statement; Company Shareholders Meeting..................33
        5.4.   Letter of the Company's Accountants; Letter of Lucent's Accountants..........34
        5.5.   Reasonable Best Efforts......................................................35
        5.6.   Stock Options................................................................36
        5.7.   Company Stock Plans..........................................................37
        5.8.   Employee Benefit Plans; Existing Agreement...................................37
        5.9.   Indemnification..............................................................38
        5.10.  Fees and Expenses............................................................38
        5.11.  Public Announcements.........................................................39
        5.12.  Affiliates...................................................................39
        5.13.  NYSE Listing.................................................................40
        5.14.  Shareholder Litigation.......................................................40
        5.15.  Pooling of Interests.........................................................40

                                                                                          Page
                                                                                          ----
        5.16.  Reorganization...............................................................40

6.      Conditions Precedent................................................................40
        6.1.   Conditions Precedent to Each Party's Obligation to Effect the Merger.........40
        6.2.   Conditions Precedent to Obligations of Acquisition and Lucent................42
        6.3.   Conditions Precedent to the Company's Obligations............................43

7.      Non-Survival of Representation and Warranties.......................................43
        7.1.   Representations and Warranties...............................................43

8.      Contents of Agreement; Parties in Interest; etc.....................................44

9.      Assignment and Binding Effect.......................................................44

10.     Termination.........................................................................44

11.     Definitions.........................................................................45

12.     Notices.............................................................................47

13.     Amendment...........................................................................49

14.     Extensions; Waiver..................................................................49

15.     Governing Law.......................................................................49

16.     No Benefit to Others................................................................49

17.     Severability........................................................................49

18.     Section Headings....................................................................49

19.     Schedules and Exhibits..............................................................50

20.     Counterparts........................................................................50

Glossary of Defined Terms....................................................................i